UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2025

CLIMB BIO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40708	83-2273741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 145 Wellesley Hills, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 857-2596

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CLYM	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 11, 2025, Climb Bio, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with RA Capital Management, L.P. (“RA Capital”) and an entity affiliated with RA Capital (the “Exchanging Stockholder”), pursuant to which the Exchanging Stockholder agreed to exchange (the “Exchange”) an aggregate of 20,440,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), beneficially owned by the Exchanging Stockholder in consideration for a pre-funded warrant (the “Pre-Funded Warrant”) to purchase an aggregate of 20,440,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) (subject to adjustment in the event of stock splits, recapitalizations and other similar events affecting the Common Stock), with an exercise price of $0.0001 per share. The Pre-Funded Warrant will be exercisable at any time after the date of issuance. The Pre-Funded Warrant Shares are being issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Section 3(a)(9) of the Securities Act. The transactions contemplated by the Exchange Agreement are expected to close on December 11, 2025, subject to customary closing conditions. Immediately following the consummation of the transactions contemplated by the Exchange Agreement and retirement of the exchanged shares, there will be 47,744,435 shares of Common Stock issued and outstanding. After giving effect to the Exchange, RA Capital, the Exchanging Stockholder and their respective affiliates will beneficially own Common Stock representing approximately 23.0% of the outstanding voting power of the Company.

In accordance with the terms of the Exchange Agreement, RA Capital and the Exchanging Stockholder have agreed to, and to cause each other account or fund managed by or affiliated with RA Capital to, vote all securities beneficially owned by them or their respective affiliates in excess of 33.0% of the total voting power of the outstanding capital stock of the Company, in proportion to and in accordance with the vote of all stockholders of the Company (excluding RA Capital and the Exchanging Stockholder and their respective affiliates). In addition, following the date of the Exchange Agreement, RA Capital may exchange additional shares of Common Stock beneficially owned by it or its affiliates for Pre-Funded Warrants, subject to certain terms and conditions, including the Company’s written consent.

The Exchanging Holder will not be entitled to exercise any portion of the Pre-Funded Warrant if, upon giving effect or immediately prior to such exercise, such exercise would result in the aggregate number of shares of Common Stock beneficially owned by RA Capital, the Exchanging Holder and their respective affiliates, collectively, to exceed 33.00% of the number of shares of Common Stock issued and outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant. The Exchanging Holder may increase or decrease such percentage to any other percentage not in excess of 33.00%; provided that any such increase will not be effective until the 61st day after notice from the Exchanging Holder is delivered to the Company.

The foregoing descriptions of the form of Pre-Funded Warrant and the Exchange Agreement are not complete and are qualified in their entirety by reference to the full text of the documents, copies of which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The representations, warranties and covenants made by the Company in the Exchange Agreement and the Pre-Funded Warrant were made solely for the benefit of the parties to the Exchange Agreement and the Pre-Funded Warrant, as applicable, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to investors. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs.

Item 3.02	Unregistered Sale of Equity Securities

The description of the transactions contemplated by the Exchange Agreement and the description of the Pre-Funded Warrant described in Item 1.01 are incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

10.1	Exchange Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Climb Bio, Inc.

Date: December 11, 2025	By:	/s/ Aoife Brennan
Aoife Brennan, M.B., Ch.B.
President and Chief Executive Officer